--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

             CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)               NOVEMBER 17, 1995

                                  TENNECO INC.

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          DELAWARE                       1-9864                      76-0233548
(STATE OR OTHER JURISDICTION        (COMMISSION FILE              (I.R.S. EMPLOYER
     OF INCORPORATION)                   NUMBER)                 IDENTIFICATION NO.)

                        TENNECO BUILDING, HOUSTON, TEXAS               77002
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)            (ZIP
                                                                       CODE)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (713) 757-2131

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

  On November 17, 1995, Tenneco Inc. issued a press release announcing that it had completed the acquisition of the plastics division of Mobil Corporation for $1.27 billion. The plastics division will become part of Tenneco's packaging division. Tenneco Packaging is headquartered in Evanston, Illinois. The acquisition was financed by a combination of cash and short-term debt. Reference is made to the November 17, 1995, press release, which is included as an exhibit to this document.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements of Businesses Acquired

               INDEX TO AUDITED COMBINED FINANCIAL STATEMENTS OF
                THE MOBIL PLASTICS DIVISION OF MOBIL CORPORATION
                      FOR THE YEAR ENDED DECEMBER 28, 1994

Report of Independent Auditors
Combined Statement of Net Assets--December 28, 1994
Combined Statement of Operations Before Income Taxes--Year ended December 28,
1994
Combined Statement of Changes in Net Assets--Year ended December 28, 1994 Combined Statement of Cash Flows--Year ended December 28, 1994
Notes to Combined Financial Statements

              INDEX TO UNAUDITED COMBINED FINANCIAL STATEMENTS OF
                THE MOBIL PLASTICS DIVISION OF MOBIL CORPORATION FOR THE NINE MONTHS ENDED SEPTEMBER 23, 1994 AND
                  FOR THE NINE MONTHS ENDED SEPTEMBER 27, 1995

Combined Statements of Net Assets--September 23, 1994 and September 27, 1995 Combined Statements of Operations Before Income Taxes--Nine Months ended
 September 23, 1994 and September 27, 1995
Combined Statement of Changes in Net Assets--Nine Months ended September 23,
1994
Combined Statement of Changes in Net Assets--Nine Months ended September 27,
1995
Combined Statements of Cash Flows--Nine Months ended September 23, 1994 and September 27, 1995
Notes to Interim Combined Financial Statements

(b) Pro Forma Financial Information

INDEX TO UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS OF TENNECO INC. AND
                           CONSOLIDATED SUBSIDIARIES

Pro Forma Condensed Balance Sheet--September 30, 1995
Pro Forma Condensed Statement of Income--Nine Months ended September 30, 1995 Pro Forma Condensed Statement of Income--Year ended December 31, 1994
Notes to Pro Forma Condensed Financial Statements

(c) Exhibits

The Exhibits to this Report are listed in the Exhibit Index set forth elsewhere herein.

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
Mobil Corporation

  We have audited the accompanying combined statement of net assets of the Mobil Plastics Division of Mobil Corporation (the "Division") at December 28, 1994 and the related combined statements of operations before income taxes, changes in net assets and cash flows for the year ended December 28, 1994. These financial statements are the responsibility of the Division's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  As described in Note 1, the accompanying financial statements were prepared to present the net assets and operations before income taxes of the Division, which does not have a separate legal status or existence, and are not intended to be a complete presentation of the assets and liabilities or the results of operations of Mobil Corporation.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the combined net assets of the Division at December 28, 1994 and the combined results of its operations and its cash flows for the year ended December 28, 1994 in conformity with generally accepted accounting principles.

                                          Ernst & Young LLP

Buffalo, New York
August 18, 1995

                  MOBIL PLASTICS DIVISION OF MOBIL CORPORATION

                        COMBINED STATEMENT OF NET ASSETS

                               DECEMBER 28, 1994
                                 (IN THOUSANDS)

Current assets:
  Accounts receivable--net............................................ $102,930
  Inventories.........................................................   73,785
  Prepaid expenses and other current assets...........................      552
                                                                       --------
Total current assets..................................................  177,267
Properties, plants and equipment--net.................................  306,078
Assets held for sale..................................................    9,160
                                                                       --------
Total assets..........................................................  492,505
Current liabilities:
  Accounts payable....................................................   53,503
  Accrued restructuring charges.......................................   28,837
  Accrued expenses--other.............................................   81,571
                                                                       --------
Total current liabilities.............................................  163,911
                                                                       --------
Net assets............................................................ $328,594
                                                                       ========


                  See notes to combined financial statements.

                  MOBIL PLASTICS DIVISION OF MOBIL CORPORATION

              COMBINED STATEMENT OF OPERATIONS BEFORE INCOME TAXES

                          YEAR ENDED DECEMBER 28, 1994
                                 (IN THOUSANDS)

Net sales........................................................... $1,035,884
Other operating revenue.............................................      1,050
                                                                     ----------
                                                                      1,036,934
Operating expenses:
  Cost of goods sold................................................    665,150
  Selling, distribution, general and administrative.................    281,544
  Research and development..........................................      8,612
                                                                     ----------
                                                                        955,306
                                                                     ----------
Operating income before restructuring and other charges.............     81,628
Restructuring and other charges.....................................     77,716
                                                                     ----------
Operating income....................................................      3,912
Other income........................................................        695
                                                                     ----------
Income before income taxes.......................................... $    4,607
                                                                     ==========


                  See notes to combined financial statements.

                  MOBIL PLASTICS DIVISION OF MOBIL CORPORATION

                  COMBINED STATEMENT OF CHANGES IN NET ASSETS

                          YEAR ENDED DECEMBER 28, 1994
                                 (IN THOUSANDS)

Excess of combined assets over liabilities at December 29, 1993...... $ 432,150
Income before income taxes...........................................     4,607
Net change in foreign currency translation adjustment................      (239)
Net change in parent company advances................................  (107,924)
                                                                      ---------
Excess of combined assets over liabilities at December 28, 1994...... $ 328,594
                                                                      =========



                  See notes to combined financial statements.

                  MOBIL PLASTICS DIVISION OF MOBIL CORPORATION

                        COMBINED STATEMENT OF CASH FLOWS

                          YEAR ENDED DECEMBER 28, 1994
                                 (IN THOUSANDS)

OPERATING ACTIVITIES
Income before income taxes.......................................... $  4,607
Adjustments to reconcile income before income taxes to net cash flows provided by operating activities:
  Depreciation......................................................   42,184
  Write down of properties, plants, equipment and inventory as a
   result of restructuring program..................................   34,386
  Loss on disposal of machinery and equipment.......................    3,005
  Changes in operating assets and liabilities:
    Accounts receivable--net........................................  (11,605)
    Inventories.....................................................   52,431
    Prepaid expenses and other current assets.......................    5,056
    Accounts payable and accrued expenses...........................    9,749
    Accrued restructuring charges...................................   28,837
    Other...........................................................      462
                                                                     --------
Cash provided by operating activities...............................  169,112
INVESTING ACTIVITIES
Capital expenditures................................................  (63,031)
Proceeds from sale of machinery and equipment.......................    1,843
                                                                     --------
Cash used in investing activities...................................  (61,188)
FINANCING ACTIVITIES
Change in parent company investment................................. (107,924)
                                                                     --------
Cash used in financing activities................................... (107,924)
                                                                     --------
Net change in cash and cash equivalents.............................       --
Cash and cash equivalents:
  Beginning of period...............................................       --
                                                                     --------
  End of period..................................................... $     --
                                                                     ========

                  See notes to combined financial statements.

                  MOBIL PLASTICS DIVISION OF MOBIL CORPORATION

                     NOTES TO COMBINED FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION

  The accompanying combined financial statements present, on a historical cost basis, the combined assets, liabilities, revenue and expense related to the Mobil Plastics Division of Mobil Corporation ("The Division" or the "Plastics Division") as of December 28, 1994. These statements are presented as if the Division had existed as a separate entity during the period presented. Transactions between the businesses included in these statements have been eliminated.

  The combined financial statements include the financial position and results of operations of the Plastics Packaging and Consumer Products business groups, which are 100% owned by Mobil Corporation ("Mobil") through the legal entity, Mobil Oil Corporation ("Mobil Oil"). These business groups have been organized as part of a division of Mobil Chemical Company ("Mobil Chemical" or "Chemical"), which is an operating entity of Mobil Oil.

  As part of a program to review holdings not related to its core businesses, Mobil has decided to seek potential buyers for the Division. The effect of such a divestiture is not reflected in the accompanying special purpose combined financial statements which are intended to reflect the specific assets and liabilities on a historical cost basis of the operations being sold.

  The accompanying special-purpose combined financial statements include the assets, liabilities and related operations of the Division expected to be included as part of any divestiture and exclude the assets, liabilities and related operations of any other Chemical divisions, including the Films Division and Tucker Housewares. As such, the accompanying financial statements are not intended to be a complete presentation of the assets, liabilities or the results of operations of Mobil Chemical or of the Division on a stand-alone basis.

  The Division incurs certain common costs which relate to both the Division and other Chemical operations, and management has made allocations of these costs to the Division. Also, in order to prepare these special-purpose combined financial statements, management has made certain allocations of liabilities to the Division. Management of Mobil Chemical believes such allocations are reasonable; however, the amounts could differ from amounts that would be determined if the Division were operated on a stand-alone basis.

  Net assets reflect Mobil's investment in the Division, accumulated earnings and losses of the Division, cumulative exchange translation adjustments and intercompany activity with Mobil and other affiliates which are not settled on a current basis.

  Income taxes have been excluded from the accompanying combined financial statements as the responsibility for such taxes is being retained by Mobil.

2. SIGNIFICANT ACCOUNTING POLICIES

 Cash and Cash Equivalents

  All cash and cash equivalents are transferred to Mobil Corporation through the intercompany account on a current basis and are excluded from assets on the accompanying combined statement of net assets. The Division is part of a centralized cash management system of Mobil, whereby all cash disbursements of the Division are funded by, and all cash receipts are transferred to, Mobil.

                  MOBIL PLASTICS DIVISION OF MOBIL CORPORATION

2. SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

 Inventories

  Inventories are stated at cost, but not in excess of market. The cost of substantially all product inventories is determined by the last-in, first-out
(LIFO) method. The cost of maintenance and supplies inventories is determined by the first-in, first-out method.

 Properties, Plants and Equipment

  Properties, plants and equipment are stated at cost. Depreciation is computed principally using the straight-line and various accelerated methods over the estimated useful lives of the assets which range from 3 years to 11 years for machinery and equipment, and 25 years to 32 years for land improvements and buildings. Expenditures for renewals and improvements that extend the useful life of an asset are capitalized. Expenditures for routine repairs and maintenance are charged to operations when incurred. Property items retired or otherwise disposed of are removed from the property and related allowance for depreciation accounts. Any profit or loss is included in operations.

 Foreign Currency Translation

  Financial statements for the Canadian operations are translated into U.S. dollars at period-end exchange rates as to assets and liabilities and weighted average exchange rates as to revenues and expenses. The resulting translation adjustments are recorded as part of net assets.

 Revenue Recognition

  The Division recognizes revenue at the point of passage of title, which is at the time of shipment to the customer.

 Promotional Programs

  The Division accrues for the costs of promotional programs, including cents-off coupons and other trade related programs, at the time the program is made available to customers. Any adjustments between the original estimate and ultimate costs are recorded as a change in estimate in the period known.

 Environmental Liabilities

  The estimated future costs for known environmental remediation requirements are accrued when it is probable that a liability has been incurred and the amount of remediation costs can be reasonably estimated. These amounts are the undiscounted future estimated costs under existing regulatory requirements and using existing technology.

 Allocation of Expenses

  The Division shares certain services with other related business groups at the Divisional level. Services are also performed by Mobil Chemical Company and Mobil Corporation. These services are allocated to the Plastics Division primarily on the basis of estimated usage of services. A summary of the services and the amounts allocated to the Division are described in Note 10.

                  MOBIL PLASTICS DIVISION OF MOBIL CORPORATION

3. OPERATING ACTIVITIES

  The Division is comprised of two primary business groups, Plastics Packaging and Consumer Products. Plastics Packaging serves food service, supermarkets and industrial segments while Consumer Products serves the packaged goods segment of the retail industry. The Division's products include waste bags, tableware, food bags, food service disposables, meat trays, clear containers, grocery sacks and stretch film. The Division operates ten manufacturing facilities in the United States and one in Canada. These facilities consist of six polyethylene and five polystyrene fabricating plants. The Division primarily markets its products to customers in North America. There are no further geographic concentrations of customers, and, generally, collateral is not required.

4. ACCOUNTS RECEIVABLE

  Accounts receivable consists of the following:

                                                                    DECEMBER 28,
                                                                        1994
                                                                    ------------
                                                                    (THOUSANDS)
Accounts receivable--trade.........................................   $101,911
Other receivables..................................................      2,108
Less: Allowance for doubtful accounts..............................     (1,089)
                                                                      --------
                                                                      $102,930
                                                                      ========

5. INVENTORIES

  Major classes of inventories are as follows:

                                                                    DECEMBER 28,
                                                                        1994
                                                                    ------------
                                                                    (THOUSANDS)
Raw material.......................................................   $24,443
In-process.........................................................    10,637
Finished product...................................................    63,866
                                                                      -------
Product inventory at current cost..................................    98,946
Less: LIFO and other inventory reserves............................   (44,893)
                                                                      -------
                                                                       54,053
Other material and supplies........................................     6,274
Maintenance........................................................    13,458
                                                                      -------
                                                                      $73,785
                                                                      =======

  As a result of the decreased level of inventories in 1994, a LIFO layer liquidation occurred. The impact of the liquidation was approximately a $7,340 thousand decrease to cost of goods sold for the year ended December 28, 1994. The decrease to cost of goods sold consists of a decrease of $8,640 thousand for the Consumer Products business group which is offset by an increase of $1,300 thousand for the Plastics Packaging business group.

                  MOBIL PLASTICS DIVISION OF MOBIL CORPORATION

6. PROPERTIES, PLANTS AND EQUIPMENT

  Major classes of properties, plants and equipment are as follows:

                                                                    DECEMBER 28,
                                                                        1994
                                                                    ------------
                                                                    (THOUSANDS)
Land and land improvements.........................................  $  17,092
Buildings..........................................................    111,262
Machinery, equipment, furniture and fixtures.......................    561,596
Construction in progress...........................................     31,580
                                                                     ---------
Properties, plants and equipment--gross............................    721,530
Less accumulated depreciation......................................   (415,452)
                                                                     ---------
Properties, plants and equipment--net..............................  $ 306,078
                                                                     =========

  The above amounts for properties, plants and equipment do not include the cost basis of the Macedon Technical Center, but do include the specific equipment of the Plastics Division located at the Center. This facility is shared by the Plastics Division and Films Division of Mobil Chemical. All costs associated with the Plastics Division's research and development activities at the Technical Center are included in the accompanying financial statements.

7. ASSETS HELD FOR SALE

  As part of the Division's reengineering program, as described in Note 15, the Division closed two manufacturing plants and eliminated unprofitable product lines which resulted in either the sale or disposal of the related machinery and equipment. The restructuring charge recorded in 1994 includes $28,581 thousand to write-down the two plants, machinery and equipment to their estimated realizable value. These items had an original cost of approximately $97,500 thousand and accumulated depreciation of approximately $58,500 thousand prior to the restructuring charge. The Washington, New Jersey plant was closed in September 1994, and the Woodland, California plant was closed in March 1995. The items that have not been sold or disposed of, primarily the two manufacturing plants, are included as assets held for sale in the accompanying combined statement of net assets at management's estimate of the realizable value.

                  MOBIL PLASTICS DIVISION OF MOBIL CORPORATION

8. ACCRUED EXPENSES--OTHER

  Accrued expenses--other consists of the following:

                                                                    DECEMBER 28,
                                                                        1994
                                                                    ------------
                                                                    (THOUSANDS)
Salaries...........................................................   $ 2,067
Vacation...........................................................     7,993
Benefits...........................................................     3,442
Workers' compensation insurance....................................     2,230
Promotions.........................................................    42,139
Advertising........................................................     1,219
Quantity discounts.................................................     7,150
Incentive programs.................................................       773
Commissions........................................................     1,671
Sales force bonuses................................................     2,331
Freight............................................................     6,965
Property taxes.....................................................       904
Sales and use tax..................................................       674
Relocation costs...................................................       873
Other accrued expenses.............................................     1,140
                                                                      -------
                                                                      $81,571
                                                                      =======

9. FOREIGN CURRENCY TRANSLATION

  The cumulative currency translation adjustment included in net assets consists of the following unrealized gain (loss):

                                                                     (THOUSANDS)
                                                                     -----------
Balance at December 29, 1993........................................   $  (770)
  Exchange adjustments..............................................      (239)
                                                                       -------
Balance at December 28, 1994........................................   $(1,009)
                                                                       =======

10. RELATED PARTY TRANSACTIONS

  Mobil Chemical Company, Mobil Oil Corporation, and Mobil Corporation have provided the Plastics Division with various administrative and financial services. Mobil Chemical Company services include computer systems, accounting, legal and purchasing functions. Mobil Oil Corporation and Mobil Corporation services include computer mainframe and networking charges, payroll and employee benefits administration, health, safety and environmental compliance programs, and plastics industry trade dues. It is Mobil's policy to allocate centrally incurred costs primarily on the basis of usage or on estimated time spent. Management believes these allocations and charges have been made on a reasonable basis; however, they are not necessarily indicative of the level of expenses which might have been incurred had the Division been operating as a stand-alone entity.

                  MOBIL PLASTICS DIVISION OF MOBIL CORPORATION

10. RELATED PARTY TRANSACTIONS--(CONTINUED)


  Charges allocated to the Division from the above-mentioned sources amounted to approximately $24,980 thousand for the year ended December 28, 1994. In addition to the above charges, the Division is allocated a surcharge based on payroll for various employee benefits, including those mandated by statute. For U.S. operations these charges amounted to $46,591 thousand and for Canadian operations these charges amounted to $610 thousand for the year ended December 28, 1994. In addition, workers' compensation costs were allocated to the Division from Mobil Oil based on payroll, state mandated rates, and experience ratings. Workers' compensation costs allocated to the Division for the year ended December 28, 1994 amounted to approximately $7,300 thousand.

  The Division obtains general liability and fire and extended property insurance coverage from a wholly-owned subsidiary of Mobil Corporation. The Division is self-insured up to deductible limits; these limits for fire and extended property insurance were increased effective January 1, 1995. Insurance premiums charged to the Division were approximately $801 thousand for the year ended December 28, 1994.

  The Division purchased approximately 10% of its polyethylene resin raw material from Mobil affiliates during the year ended December 28, 1994. These purchases, which were made at market rates, amounted to approximately $16,600 thousand for the year ended December 28, 1994.

11. DEFINED BENEFIT RETIREMENT PLANS

  The majority of the Division's U.S. employees are covered by funded noncontributory pension plans sponsored by Mobil Oil. These plans are primarily final average pay plans. Funding for these plans, at the Corporate level, is based on the projected unit credit actuarial cost method. The assets of these plans consist primarily of equity and fixed income securities.

  The Division receives an intercompany allocation of pension costs from Mobil or its subsidiaries. The net pension obligation is maintained on Mobil's books and no amount has been included in the accompanying combined statement of net assets for the Division's share of the obligation.

  Net pension costs allocated by Mobil Oil to the Plastics Division approximated $4,619 thousand for the year ended December 28, 1994. Amounts allocated are principally determined based on payroll. These charges are included in the payroll surcharge amount disclosed in Note 10.

  The Division also provides retirement benefits for its Canadian employees under pension plans sponsored by a Canadian subsidiary of Mobil Corporation. Net pension costs allocated to the Plastics Division amounted to approximately $170 thousand for the year ended December 28, 1994. These charges are included in the payroll surcharge amount disclosed in Note 10.

  In accordance with certain reporting requirements, actuarial valuations for the defined benefit retirement plans are performed on an annual basis. The most recent actuarial valuations were performed as of December 28, 1994. The primary assumptions used for the U.S. and Canadian plans are as follows:

                                                                        PERCENT
                                                                        --------
Discount rate.......................................................... 7.5--8.5
Rate of salary increase................................................ 4.0--5.6
Expected return on plan assets......................................... 8.2--8.5

                  MOBIL PLASTICS DIVISION OF MOBIL CORPORATION

12. OTHER POSTRETIREMENT BENEFITS

  The Division, through Mobil Oil, provides certain health care and life insurance benefits for U.S. retired employees who meet eligibility requirements. The cost of these benefits is allocated to the Division by Mobil Oil. The net obligation for these benefits is maintained by Mobil Oil and no amount has been recorded in the accompanying combined statement of net assets for the Division's share of the obligation. Premium costs are shared on a plan-by-plan basis between Mobil Oil and the participants. Postretirement health care benefits are provided both before and after eligibility for Medicare. The life insurance plans provide for a single lump-sum payment to a designated beneficiary.

  Charges for postretirement health care and life insurance plans allocated to the Division by Mobil Oil were $3,460 thousand for the year ended December 28, 1994. Amounts allocated are principally determined based on payroll. These charges are included in the payroll surcharge amount disclosed in Note 10.

  In accordance with certain reporting requirements, actuarial valuations for postretirement health care and life insurance plans are performed on an annual basis. The most recent valuations were performed as of December 28, 1994.

  The accumulated postretirement benefit obligation as of December 28, 1994 is based on a weighted-average assumed discount rate of 8.5%. The assumed rates of future increases in per capita cost of health care benefits (health care cost trend rate) for 1995 is 10.3% and is assumed to decrease gradually over 10 years to 5.5%. The effect of a one percentage point increase in the assumed health care cost trend rate would increase the Division's postretirement benefit charge by approximately 15%.

  Mobil Corporation's policy is to make contributions to funded plans and provide book reserves for unfunded plans.

  The Division does not provide postretirement benefits for its Canadian employees because they are covered primarily by local government programs.

13. EMPLOYEE SAVINGS PLAN

  The Division, through Mobil Oil, sponsors an Employee Savings Plan, which covers most U.S. employees. The Plan includes a savings plan, which consists primarily of an employee stock ownership plan (ESOP) and a 401(k) plan. The ESOP consists of contributions made by Mobil Oil of 4% of eligible employees' annual base salary. The 401(k) plan consists of Mobil Oil's contribution of 2% of eligible employees' annual base salary and employee contributions of 1% to 10% of their base salary subject to IRS limitations. Mobil Oil contributions to the ESOP are invested in Mobil ESOP Convertible Preferred Stock. Employee contributions to the savings plan are invested at the employees' discretion in Mobil Corporation common stock or a variety of mutual funds. The Division was charged approximately $6,506 thousand for the year ended December 28, 1994 for their allocated costs of these plans. These charges are included in the payroll surcharge amount disclosed in Note 10.

  The Division also sponsors, through a Canadian subsidiary of Mobil Corporation, an Employee Savings Plan for its Canadian employees. For salaried employees the plan consists of a 3-5% contribution by Mobil (depending on years of service). This contribution is made only if an employee also contributes a minimum of 5%. An employee may contribute up to 25% of their salary. For non-salaried workers the employee has a choice of 2% of additional wages, or a 2% contribution to the Savings Plan. All contributions are invested at the employees' discretion in Mobil Corporation common stock or a variety of mutual funds. Employee

                  MOBIL PLASTICS DIVISION OF MOBIL CORPORATION

13. EMPLOYEE SAVINGS PLAN--(CONTINUED)

Savings Plan contributions allocated to the Division amounted to approximately $73 thousand for the year ended December 28, 1994. These charges are included in the payroll surcharge amount disclosed in Note 10.

14. LEASE COMMITMENTS AND RENTALS

  The Division rents certain property and equipment under various operating leases. Total rental expense for the year ended December 28, 1994, amounted to approximately $8,169 thousand.

  Future minimum lease payments under all non-cancelable operating leases having a remaining term in excess of one year are as follows:

                                                                     (THOUSANDS)
                                                                     -----------
1995................................................................   $3,442
1996................................................................    2,098
1997................................................................    1,415
1998................................................................      930
1999................................................................       --

15. RESTRUCTURING CHARGE

  During 1994, the Division implemented a major reengineering program intent on reducing the Division's cost structure through a comprehensive redesign of operating practices and major business processes. The program included the closing of two manufacturing plants, equipment consolidation, elimination of unprofitable product lines, closure of outside warehouses, and manpower reductions made possible by improved processes and consolidating accounting and other administrative functions. As a result of the reengineering program, the Division's headcount was reduced by approximately 25% or 1,200 positions.

  Included in 1994 operating results is a charge of $74,809 thousand relating to the cost of this program.

  The restructuring charge consists of the following:

                                                                    (THOUSANDS)
                                                                    -----------
Employee severance packages........................................   $37,375
Write-down of equipment and inventory and related costs of
 discontinued product lines........................................    27,190
Charges to record closed manufacturing facilities at estimated
 realizable value and related closure and selling costs............     9,113
Other..............................................................     1,131
                                                                      -------
                                                                      $74,809
                                                                      =======

  The Division's combined statement of net assets includes accruals for restructuring of $28,837 thousand at December 28, 1994. These accruals consist primarily of employee severance packages which are paid on an ongoing basis; it is anticipated that payments relating to this program will be completed in 1996.

  The Division also incurred consulting charges relating to the restructuring program of $2,907 thousand for the year ended December 28, 1994.

16. CONTINGENCIES

 Environmental Matters

  The Division is subject to loss contingencies pursuant to various federal, state and local environmental laws and regulations. These include possible obligations to remove or mitigate the effects on the environment of the placement, storage, disposal or release of certain chemical or other substances by the Division or by other parties.

                  MOBIL PLASTICS DIVISION OF MOBIL CORPORATION

16. CONTINGENCIES--(CONTINUED)


  The cost of known environmental obligations that can be reasonably estimated has been provided for in accordance with the Division's accounting policies. The Division is not aware of any environmental obligations and accordingly has not made any provisions for such obligations related to its current operating facilities. In addition, the Division may, in the future, be involved in further environmental assessments or clean-ups. While the ultimate requirement for any such remediation, and its cost, is presently not known, the management of the Division does not expect these costs, based upon currently known information and existing requirements, to have a material adverse effect on its net assets and future operating results.

                  MOBIL PLASTICS DIVISION OF MOBIL CORPORATION

                       COMBINED STATEMENTS OF NET ASSETS

                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                     SEPTEMBER 23, SEPTEMBER 27,
                                                         1994          1995
                                                     ------------- -------------
Assets
Current Assets:
  Accounts receivable--net..........................   $100,539      $112,402
  Inventories.......................................     70,705        85,880
  Prepaid expenses and other current assets.........      2,930         1,460
                                                       --------      --------
Total current assets................................    174,174       199,742
Properties, plants and equipment--net...............    303,550       325,676
Assets held for sale................................     11,648         5,213
                                                       --------      --------
Total assets........................................    489,372       530,631
Current liabilities:
  Accounts payable..................................     29,375        55,067
  Accrued restructuring charges.....................     40,266         5,968
  Accrued expenses--other...........................     93,528        79,957
                                                       --------      --------
Total current liabilities...........................    163,169       140,992
                                                       --------      --------
Net assets..........................................   $326,203      $389,639
                                                       ========      ========


              See notes to interim combined financial statements.

                  MOBIL PLASTICS DIVISION OF MOBIL CORPORATION

             COMBINED STATEMENTS OF OPERATIONS BEFORE INCOME TAXES

                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                     NINE MONTHS   NINE MONTHS
                                                        ENDED         ENDED
                                                    SEPTEMBER 23, SEPTEMBER 27,
                                                        1994          1995
                                                    ------------- -------------
Net sales..........................................   $756,094      $835,380
Other operating revenue............................        897           924
                                                      --------      --------
                                                       756,991       836,304
Operating expenses:
  Cost of goods sold...............................    492,110       534,496
  Selling, distribution, general & administrative..    206,290       211,957
  Research and development.........................      6,310         5,466
                                                      --------      --------
                                                       704,710       751,919
Operating income before restructuring and other
 charges...........................................     52,281        84,385
Restructuring and other charges....................     74,809         2,000
                                                      --------      --------
Operating income (loss)............................    (22,528)       82,385
Other income.......................................         41         6,000
                                                      --------      --------
Income (loss) before income taxes..................   $(22,487)     $ 88,385
                                                      ========      ========


              See notes to interim combined financial statements.

                  MOBIL PLASTICS DIVISION OF MOBIL CORPORATION

                  COMBINED STATEMENT OF CHANGES IN NET ASSETS

                                  (UNAUDITED)
                                 (IN THOUSANDS)

                           NINE MONTHS
                              ENDED
                          SEPTEMBER 23,
                              1994
                          -------------
Excess of combined
 assets over liabilities
 at December 29, 1993...    $432,150
Income (loss) before
 income taxes...........     (22,487)
Net change in foreign
 currency translation
 adjustment.............        (214)
Net change in parent
 company advances.......     (83,246)
                            --------
Excess of combined
 assets over liabilities
 at September 23, 1994..    $326,203
                            ========



              See notes to interim combined financial statements.

                  MOBIL PLASTICS DIVISION OF MOBIL CORPORATION

                  COMBINED STATEMENT OF CHANGES IN NET ASSETS

                                  (UNAUDITED)
                                 (IN THOUSANDS)

                           NINE MONTHS
                              ENDED
                          SEPTEMBER 27,
                              1995
                          -------------
Excess of combined
 assets over liabilities
 at December 28, 1994...    $328,594
Income before income
 taxes..................      88,385
Net change in foreign
 currency translation
 adjustment.............        (210)
Net change in parent
 company advances.......     (27,130)
                            --------
Excess of combined
 assets over liabilities
 at September 27, 1995..    $389,639
                            ========



              See notes to interim combined financial statements.

                  MOBIL PLASTICS DIVISION OF MOBIL CORPORATION

                       COMBINED STATEMENTS OF CASH FLOWS

                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                    NINE MONTHS   NINE MONTHS
                                                       ENDED         ENDED
                                                   SEPTEMBER 23, SEPTEMBER 27,
                                                       1994          1995
                                                   ------------- -------------
OPERATING ACTIVITIES
Income (loss) before income taxes.................   $(22,487)      $88,385
Adjustment to reconcile income (loss) before
 income taxes to net cash flows provided by
 operating activities:
  Depreciation....................................     34,307        30,611
  Write down of properties, plants, equipment and
   inventory as a result of restructuring program.     34,386            --
  Loss on disposal of machinery and equipment.....      1,405         1,288
  Changes in operating assets and liabilities:
    Accounts receivable--net......................     (9,214)       (9,472)
    Inventories...................................     56,011       (12,095)
    Prepaid expenses and other current assets.....      2,678          (908)
    Accounts payable and accrued expenses.........     (2,426)          (50)
    Accrued restructuring charges.................     40,266       (22,869)
    Other.........................................      1,033           (57)
                                                     --------       -------
Cash provided by operating activities.............    135,959        74,833
INVESTING ACTIVITIES
Capital expenditures..............................    (52,902)      (52,171)
Proceeds from sale of machinery and equipment.....        189         4,468
                                                     --------       -------
Cash used in investing activities.................    (52,713)      (47,703)
FINANCING ACTIVITIES
Change in parent company investment...............    (83,246)      (27,130)
                                                     --------       -------
Cash used in financing activities.................    (83,246)      (27,130)
                                                     --------       -------
Net change in cash and cash equivalents...........         --            --
Cash and cash equivalents:
  Beginning of period.............................         --            --
                                                     --------       -------
  End of period...................................   $     --       $    --
                                                     ========       =======


              See notes to interim combined financial statements.

                  MOBIL PLASTICS DIVISION OF MOBIL CORPORATION

                 NOTES TO INTERIM COMBINED FINANCIAL STATEMENTS
                                  (UNAUDITED)

1. GENERAL

  The unaudited combined financial information furnished herein reflects all adjustments, which in the opinion of management are of a normal recurring nature, to fairly state the Division's financial position and results from operations for the periods presented. The information should be read in conjunction with the Division's audited combined financial statements for the year ended December 28, 1994.

  The results of operations for the nine-month periods ended September 23, 1994 and September 27, 1995 are not necessarily indicative of the results to be expected for the entire year ended December 28, 1994 and December 31, 1995.

2. INVENTORIES

  Major classes of inventories are as follows:

                                                     SEPTEMBER 23, SEPTEMBER 27,
                                                         1994          1995
                                                     ------------- -------------
                                                             (THOUSANDS)
      Raw material..................................   $ 23,302      $ 29,705
      In-process....................................     10,870        13,358
      Finished product..............................     68,809        84,470
                                                       --------      --------
      Product inventory at current cost.............    102,981       127,533
      Less: LIFO and other inventory reserves.......    (52,097)      (57,616)
                                                       --------      --------
                                                         50,884        69,917
      Other material................................      5,419         6,334
      Maintenance...................................     14,402         9,629
                                                       --------      --------
                                                       $ 70,705      $ 85,880
                                                       ========      ========

3. PATENT INFRINGEMENT SETTLEMENT

  In March 1995 the Division received a $6,000 thousand settlement relating to a patent infringement suit. This amount is recorded as other income during the nine month period ended September 27, 1995.

4. CONTINGENCIES

 Environmental Matters

  The Division is subject to loss contingencies pursuant to various federal, state and local environmental laws and regulations. These include possible obligations to remove or mitigate the effects on the environment of the placement, storage, disposal or release of certain chemical or other substances by the Division or by other parties.

  The cost of known environmental obligations that can be reasonably estimated has been provided for in accordance with the Division's accounting policies. The Division is not aware of any environmental obligations and accordingly has not made any provisions for such obligations related to its current operating facilities. In addition, the Division may, in the future, be involved in further environmental assessments or clean-ups. While the ultimate requirement for any such remediation, and its cost, is presently not known, the management of the Division does not expect these costs, based upon currently known information and existing requirements, to have a material adverse effect on its net assets and future operating results.

                   TENNECO INC. AND CONSOLIDATED SUBSIDIARIES

               UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

  The following Unaudited Pro Forma Condensed Financial Statements of Tenneco Inc. and Consolidated Subsidiaries ("Tenneco") illustrate the effect of (i) Tenneco's acquisition of the Mobil Plastics Division of Mobil Corporation ("Mobil Plastics") and (ii) the financing as described in the next paragraph. The Unaudited Pro Forma Condensed Balance Sheet is prepared as of September 30, 1995, and illustrates the effects of the acquisition and the financing as if they had occurred on that date. The Unaudited Pro Forma Condensed Statements of Income are prepared for the nine months ended September 30, 1995, and for the year ended December 31, 1994, and illustrate the effects of the acquisition and the financing as if they had occurred at the beginning of 1994.

  The Unaudited Pro Forma Condensed Financial Statements reflect Tenneco's acquisition of the net assets of Mobil Plastics, excluding certain assets and liabilities as discussed in footnote 1 to such statements. Tenneco's acquisition of Mobil Plastics will be accounted for as a purchase. The purchase price was $1.27 billion. The Unaudited Pro Forma Condensed Financial Statements also reflect certain elements of the financing, including (i) the issuance of $705 million of commercial paper, (ii) $400 million of variable-rate, short-term bank loans and (iii) $165 million of cash.

  The Unaudited Pro Forma Condensed Financial Statements should be read in conjunction with the historical financial statements of Tenneco included in Tenneco's Annual Report on Form 10-K for the year ended December 31, 1994, Tenneco's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995, and the historical financial statements of Mobil Plastics included elsewhere herein. The pro forma adjustments are based on preliminary information about Mobil Plastics' assets, liabilities and results of operations. Final purchase price allocations will be based on more complete evaluations and may differ from those shown herein. However, the management of Tenneco believes that the assumptions utilized provide a reasonable basis for presenting the significant effects of the acquisition and the financing and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the pro forma financial information. The Unaudited Pro Forma Condensed Financial Statements are not intended to be indicative of actual operating results or financial position had the transactions occurred as of the dates indicated above, nor do they purport to indicate operating results or financial position which may be attained in the future.

                   TENNECO INC. AND CONSOLIDATED SUBSIDIARIES

                  UNAUDITED PRO FORMA CONDENSED BALANCE SHEET

                               SEPTEMBER 30, 1995
                                   (MILLIONS)

                                                   EXCLUDED ASSETS
                                                   AND LIABILITIES
                                           MOBIL         AND
                                TENNECO  PLASTICS*       PRO              PRO
                                   AS       AS          FORMA            FORMA
            ASSETS              REPORTED REPORTED    ADJUSTMENTS        RESULTS
            ------              -------- --------- ---------------      -------
Current assets:
  Cash and temporary cash
   investments................. $   712                 $(165)(9)       $   547
  Receivables..................   1,632    $112            (1)(1)         1,743
  Deferred income taxes........      56                    46 (8)           102
  Other current assets.........   1,265      88            42 (2)         1,395
                                -------    ----         -----           -------
                                  3,665     200           (78)            3,787
Investments and other assets...   3,347       5            (5)(1)         3,852
                                                          (42)(2)
                                                         (398)(3)
                                                           30 (4)
                                                           45 (5)
                                                            5 (6)
                                                          865 (7)
Plant, property and equipment,
 net...........................   5,371     326           398 (3)         6,095
                                -------    ----         -----           -------
                                $12,383    $531          $820           $13,734
                                =======    ====         =====           =======
 LIABILITIES AND SHAREOWNERS'
             EQUITY
 ----------------------------
Current Liabilities:
  Short-term debt..............    $666                  $705 (9)        $1,771
                                                          400 (9)
  Other current liabilities....   2,209    $141           (21)(1)         2,379
                                                           45 (5)
                                                            5 (6)
                                -------    ----         -----           -------
                                  2,875     141         1,134             4,150
Long-term debt.................   3,310                                   3,310
Deferred income taxes..........   1,333                    46 (8)         1,379
Deferred credits and other
 liabilities...................   1,292                    30 (4)         1,322
Minority interest..............     315                                     315
Preferred stock with mandatory
 redemption provisions.........     129                                     129
Shareowners' equity or net
 assets........................   3,129     390          (390)(1)(7)(9)   3,129
                                -------    ----         -----           -------
                                $12,383    $531         $ 820           $13,734
                                =======    ====         =====           =======

--------
*Certain amounts have been reclassified to conform to Tenneco's classification.

     See the accompanying Notes to Unaudited Pro Forma Condensed Financial
                                  Statements.

                   TENNECO INC. AND CONSOLIDATED SUBSIDIARIES

               UNAUDITED PRO FORMA CONDENSED STATEMENT OF INCOME

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995
                      (MILLIONS EXCEPT PER SHARE AMOUNTS)

                                              MOBIL
                                 TENNECO    PLASTICS*     PRO           PRO
                                    AS         AS        FORMA         FORMA
                                 REPORTED   REPORTED  ADJUSTMENTS     RESULTS
                               ------------ --------- -----------   ------------
Revenues:
  Net sales and operating
   revenues................... $      6,497   $836                  $      7,333
  Other income................          353      6                           359
                               ------------   ----       ----       ------------
                                      6,850    842                         7,692
                               ------------   ----       ----       ------------
Costs and expenses............        5,780    754       $  4 (11)         6,558
                                                            5 (12)
                                                           13 (10)
                                                            2 (13)
                               ------------   ----       ----       ------------
                                      5,780    754         24              6,558
                               ------------   ----       ----       ------------
Income before interest
 expense, income taxes and
 minority interest............        1,070     88        (24)             1,134
                               ------------   ----       ----       ------------
Interest expense (net of
 interest capitalized)........          249                50 (14)           299
Income tax expense............          252                 6 (15)           258
Minority interest.............           17                                   17
                               ------------   ----       ----       ------------
Income from continuing
 operations...................          552     88        (80)               560
Preferred stock dividends.....            8                                    8
                               ------------   ----       ----       ------------
Income from continuing
 operations applicable to
 common stock................. $        544   $ 88       $(80)      $        552
                               ============   ====       ====       ============
Average number of shares of
 common stock outstanding.....  174,804,413                          174,804,413
                               ============                         ============
Earnings per average share of
 common stock from continuing
 operations................... $       3.11                         $       3.16
                               ============                         ============

--------
*Certain amounts have been reclassified to conform to Tenneco's classification.

     See the accompanying Notes to Unaudited Pro Forma Condensed Financial
                                  Statements.

                   TENNECO INC. AND CONSOLIDATED SUBSIDIARIES

               UNAUDITED PRO FORMA CONDENSED STATEMENT OF INCOME

                          YEAR ENDED DECEMBER 31, 1994
                      (MILLIONS EXCEPT PER SHARE AMOUNTS)

                                              MOBIL
                                 TENNECO    PLASTICS*     PRO           PRO
                                    AS         AS        FORMA         FORMA
                                 REPORTED   REPORTED  ADJUSTMENTS     RESULTS
                               ------------ --------- -----------   ------------
Revenues:
  Net sales and operating
   revenues................... $     12,174  $1,037                 $     13,211
  Other income................          245       1                          246
                               ------------  ------      ----       ------------
                                     12,419   1,038                       13,457
                               ------------  ------      ----       ------------
Costs and expenses............       11,040   1,033      $  2 (11)        12,106
                                                            9 (12)
                                                           17 (10)
                                                            5 (13)
                               ------------  ------      ----       ------------
                                     11,040   1,033        33             12,106
                               ------------  ------      ----       ------------
Income before interest
 expense, income taxes and
 minority interest............        1,379       5       (33)             1,351
                               ------------  ------      ----       ------------
Interest expense (net of
 interest capitalized)........          407                67 (14)           474
Income tax expense............          301               (38)(15)           263
Minority interest.............           30                                   30
                               ------------  ------      ----       ------------
Income from continuing
 operations...................          641       5       (62)               584
Preferred stock dividends.....           12                                   12
                               ------------  ------      ----       ------------
Income from continuing
 operations applicable to
 common stock................. $        629  $    5      $(62)      $        572
                               ============  ======      ====       ============
Average number of shares of
 common stock outstanding.....  180,084,909                          180,084,909
                               ============                         ============
Earnings per average share of
 common stock from continuing
 operations................... $       3.49                         $       3.18
                               ============                         ============

--------
*Certain amounts have been reclassified to conform to Tenneco's classification.

     See the accompanying Notes to Unaudited Pro Forma Condensed Financial
                                  Statements.

                   TENNECO INC. AND CONSOLIDATED SUBSIDIARIES

          NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

1. Represents adjustments for certain assets and liabilities for which Mobil Corporation retains ownership.
2. Represents the adjustment to record inventory at its estimated fair value. For finished goods, the estimated fair value is net of a reasonable profit for selling efforts.
3. Represents the preliminary adjustment to record plant, property and equipment at its estimated fair value.
4. Represents the employee benefit obligations for retirement benefits based on the difference between the projected benefit obligation and the accumulated benefit obligation at date of acquisition.
5. Represents the estimated relocation, severance and lease cancellation costs associated with combining certain administrative, manufacturing and distribution facilities of the Mobil Plastics' business.
6. Represents estimated costs associated with investment banking, legal, accounting and other out-of-pocket costs related to the acquisition of Mobil Plastics.
7. Represents excess purchase price over net assets acquired at date of purchase.
8. Represents deferred income taxes on the difference between the adjusted book basis and tax basis of the net assets acquired using a tax rate of 40%.
9. Represents the issuance of $705 million of commercial paper, borrowing of $400 million under short-term bank loans and use of $165 million of cash to acquire the net assets of Mobil Plastics.
10. Represents amortization of intangible assets and goodwill on a straight-line basis over a weighted average period of 30 years.
11. Represents additional pension expense that would have been incurred had the Mobil Plastics' employees participated in the Tenneco Plans beginning January 1, 1994.
12. Represents the additional depreciation expense arising from the excess of the estimated fair value over the historical basis of fixed assets.
13. Represents the additional LIFO expense as if Tenneco had elected LIFO for the acquired Mobil Plastics' business as of January 1, 1994.
14. Represents the interest expense incurred based on current rates related to the short-term debt used to purchase the net assets of Mobil Plastics.
15. Represents income tax expense (benefit) on the pro forma adjustments and the historical pretax income related to Mobil Plastics based on an estimated combined federal and state income tax rate of 40%.

                                    EXHIBITS

 2   --Asset Purchase Agreement among Mobil Oil Corporation, Mobil Chemical
      Canada Limited and Tenneco Inc. dated as of October 1, 1995
 23  --Consent of Ernst & Young LLP, Independent Auditors
 99  --Press Release issued November 17, 1995, announcing that Tenneco had completed the acquisition of the plastics division of Mobil Corporation for $1.27 billion. Tenneco's packaging division, Tenneco Packaging, is headquartered in Evanston, Illinois.

                                   SIGNATURE

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          TENNECO INC.
                                          Registrant

                                                        M. W. Meyer
                                          By: _________________________________
                                                         M.W. Meyer
                                                     Vice President and
                                                   Deputy General Counsel

DATE: December 4, 1995